Filed Pursuant To Rule 433

Registration No. 333-275079

January 19, 2024

X/Twitter Post:

Live Address: https://twitter.com/2800345565/status/1748468440514580976

Text: On the eve of the SEC's groundbreaking #Bitcoin ETF decision, @Sonnenshein shared his thoughts with @jacqmelinek on @TechCrunch's @chain_reaction.

Listen to the full podcast: https://podcasts.apple.com/us/podcast/bitcoin-spot-etfs-has-been-approved-in-the-u-s-w/id1616008890?i=1000641223708

Michael Sonnenshein Grayscale CEO on Chain Reaction Bitcoin spot ETFs has been approved in the U.S. Listen to the podcast: TechCrunch Chain Reaction

Link: https://podcasts.apple.com/us/podcast/bitcoin-spot-etfs-has-been-approved-in-the-u-s-w/id1616008890?i=1000641223708

LinkedIn:

Live Address: https://linkedin.com/feed/update/urn:li:share:7154234141280976896

Text: On the evening of the SEC's groundbreaking #Bitcoin ETF decision, Grayscale CEO Michael Sonnenshein shared his thoughts with Jacquelyn Melinek on TechCrunch's Chain Reaction.

Listen to the full podcast: https://podcasts.apple.com/us/podcast/bitcoin-spot-etfs-has-been-approved-in-the-u-s-w/id1616008890?i=1000641223708

Michael Sonnenshein Grayscale CEO on Chain Reaction Bitcoin spot ETFs has been approved in the U.S. Listen to the podcast: TechCrunch Chain Reaction

Link: https://podcasts.apple.com/us/podcast/bitcoin-spot-etfs-has-been-approved-in-the-u-s-w/id1616008890?i=1000641223708

Facebook:

Live Address: https://www.facebook.com/1632920206924572/posts/880563007404091

Text: On the evening of the SEC's groundbreaking #Bitcoin ETF decision, Grayscale CEO Michael Sonnenshein shared his thoughts with Jacquelyn Melinek on TechCrunch's Chain Reaction.

Listen to the full podcast:https://podcasts.apple.com/us/podcast/bitcoin-spot-etfs-has-been-approved-in-the-u-s-w/id1616008890?i=1000641223708

Michael Sonnenshein Grayscale CEO on Chain Reaction Bitcoin spot ETFs has been approved in the U.S. Listen to the podcast: TechCrunch Chain Reaction

Link: https://podcasts.apple.com/us/podcast/bitcoin-spot-etfs-has-been-approved-in-the-u-s-w/id1616008890?i=1000641223708

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.